EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CKE Restaurants, Inc.:

We consent to the use of our reports dated April 21, 2005, with respect to the consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005, and the effectiveness of internal control over financial reporting as of January 31, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated April 21, 2005, on the consolidated financial statements refers to the restatement of the consolidated financial statements of CKE Restaurants, Inc. for all periods presented and the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, in fiscal 2003.

Our report dated April 21, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting expresses our opinion that CKE Restaurants, Inc. did not maintain effective internal control over financial reporting as of January 31, 2005, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph describing the deficiency in CKE Restaurants, Inc.’s internal control associated with the selection, monitoring and review of assumptions and factors affecting certain of its depreciation and lease accounting policies and procedures and the restatement of the consolidated financial statements of CKE Restaurants, Inc.

/s/ KPMG LLP

Orange County, California
July 18, 2005